As filed with the Securities and Exchange Commission on November 14, 2006

Registration No. 333-136666

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BEAR STEARNS COMPANIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3286161 (I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York 10179 (212) 272-2000 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Samuel L. Molinaro Jr.
Executive Vice President and
Chief Financial Officer
The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179
(212) 272-2000

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:
Dennis J. Block, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registrant’s automatically effective registration statement on Form S-3 (File No. 333-136666), as filed with the Securities and Exchange Commission on August 16, 2006 (the “Registration Statement”), is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (“Rule 462(d)”), and includes the registration statement facing page, this page, the signature page and an exhibit index. Pursuant to Rule 462(d), the sole purpose of this Amendment is to add (a) the Subordinated Debt Indenture, dated November 14, 2006, between the Registrant and The Bank of New York, as trustee, as Exhibit 4(a)(4) to the Registration Statement, and (b) the Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, with respect to the foregoing subordinated indenture, as Exhibit 25(a) to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement on Form S-3 (File No. 333-136666) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 14, 2006.

THE BEAR STEARNS COMPANIES INC.
BY:	/s/ Samuel L. Molinaro Jr. Samuel L. Molinaro Jr. Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registrant’s Registration Statement on Form S-3 (File No. 333-136666) has been signed by the following persons in the capacities indicated on November 14, 2006.

Signature	Title

* James E. Cayne James E. Cayne	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

* Henry S. Bienen Henry S. Bienen	Director

* Carl D. Glickman Carl D. Glickman	Chairman of the Executive Committee and Director

* Alan C. Greenberg Alan C. Greenberg	Director

* Donald J. Harrington Donald J. Harrington	Director

* Frank T. Nickell Frank T. Nickell	Director

* Paul A. Novelly Paul A. Novelly	Director

* Frederic V. Salerno Frederic V. Salerno	Director

* Alan D. Schwartz Alan D. Schwartz	President, Co-Chief Operating Officer and Director

* Warren J. Spector Warren J. Spector	President, Co-Chief Operating Officer and Director

* Vincent Tese Vincent Tese	Director

* Wesley S. Williams, Jr. Wesley S. Williams, Jr.	Director

/s/ Samuel L. Molinaro Jr. Samuel L. Molinaro Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey M. Farber Jeffrey M. Farber	Controller (Principal Accounting Officer)

*By: /s/ Samuel L. Molinaro Jr. Samuel L. Molinaro Jr. Attorney-in-Fact	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
4(a)(4)	Subordinated Indenture.	*
23(c)	Consent of Deloitte & Touche LLP.	*
24	Power of Attorney.	**
25(a)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York.	*
___________________
*	Filed herewith.
**	Filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-3 (File No. 333-136666) on August 16, 2006.